
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AND AUDITED
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1996 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS                   YEAR
<FISCAL-YEAR-END>               DEC-31-1996<F5>         DEC-31-1996<F5>         DEC-31-1996<F5>         DEC-31-1996<F5>
<PERIOD-START>                  JAN-01-1996             JAN-01-1996             JAN-01-1996             JAN-01-1996
<PERIOD-END>                    MAR-31-1996<F5>         JUN-30-1996<F5>         SEP-30-1996<F5>         DEC-31-1996<F5>
<CASH>                               84,809                  54,345                  53,967                  68,114
<SECURITIES>                        134,527<F1>             115,655<F1>              75,832<F1>              60,721<F1>
<RECEIVABLES>                       295,577                 323,008                 340,358                 372,663
<ALLOWANCES>                              0                       0                       0                  20,692
<INVENTORY>                         170,139                 181,454                 186,786                 180,534
<CURRENT-ASSETS>                    670,434                 681,954                 680,686                 696,768
<PP&E>                              692,227                 722,151                 744,358                 796,821
<DEPRECIATION>                      157,120                 174,616                 193,612                 213,217
<TOTAL-ASSETS>                    1,511,375               1,540,201               1,668,256               1,688,670
<CURRENT-LIABILITIES>               364,281                 367,000                 463,297                 473,169
<BONDS>                             416,924<F2>             417,162<F2>             420,044<F2>             419,589<F2>
<PREFERRED-MANDATORY>                     0                       0                       0                       0
<PREFERRED>                               0                       0                       0                       0
<COMMON>                                422                     424                   1,700                   1,707
<OTHER-SE>                          693,646<F3>             721,822<F3>             745,737<F3>             763,148<F3>
<TOTAL-LIABILITY-AND-EQUITY>      1,511,375               1,540,201               1,668,256               1,688,670
<SALES>                             194,881                 389,524                 582,904                 804,909
<TOTAL-REVENUES>                    260,810                 517,032                 788,670               1,101,840
<CGS>                                80,680                 160,807                 245,079                 342,031
<TOTAL-COSTS>                        80,680                 160,807                 245,079                 342,031
<OTHER-EXPENSES>                     80,970<F4>             168,364<F4>             254,646<F4>             358,882<F4>
<LOSS-PROVISION>                          0                       0                       0                       0
<INTEREST-EXPENSE>                    7,005                  13,966                  22,713                  30,934
<INCOME-PRETAX>                      21,672                  41,221                  59,066                  78,745
<INCOME-TAX>                          6,095                  11,591                  16,608                  22,142
<INCOME-CONTINUING>                  15,577                  29,630                  42,458                  56,603
<DISCONTINUED>                       (2,833)<F8>             (1,532)<F8>             (2,582)<F8>             (1,458)
<EXTRAORDINARY>                           0                       0                       0                       0
<CHANGES>                                 0                       0                       0                       0
<NET-INCOME>                         12,744                  28,098                  39,876                  55,145
<EPS-PRIMARY>                           .08<F6>                0.17<F6>                0.24<F6>                0.33<F6>
<EPS-DILUTED>                           .07<F7>                0.16<F7>                0.22<F7>                0.31<F7>

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS AND
NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, CUMULATIVE FOREIGN
CURRENCY TRANSLATION ADJUSTMENT AND UNREALIZED GAIN FROM INVESTMENTS. BALANCE
FOR THE YEAR ENDED DEC-31-1996 ALSO CONSISTS OF NOTES RECEIVABLE FROM STOCK
SALES.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT AND OTHER OPERATING EXPENSES.
<F5>ACTUAL FISCAL YEAR END WAS DEC-29-1996. ACTUAL INTERIM PERIOD END DATES WERE
MAR-31-1996, JUN-30-1996 AND SEP-29-1996. FOR PRESENTATION PURPOSES, DATES USED
IN THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE FISCAL MONTH
END.
<F6>REPRESENTS BASIC NET INCOME PER SHARE. BASIC INCOME PER SHARE FROM CONTINUING
OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1996, SIX MONTHS ENDED JUN-30-1996,
NINE MONTHS ENDED SEP-30-1996 AND YEAR ENDED DEC-31-1996 WERE $0.09, $0.18,
$0.25 AND $0.33, RESPECTIVELY. BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS
FOR THE THREE MONTHS ENDED MAR-31-1996, SIX MONTHS ENDED JUN-30-1996,
NINE MONTHS ENDED SEP-30-1996 AND YEAR ENDED DEC-31-1996 WERE ($0.01), ($0.01),
($0.01) AND ($0.00), RESPECTIVELY.
<F7>REPRESENTS DILUTED NET INCOME PER SHARE. DILUTED INCOME PER SHARE FROM
CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1996, SIX MONTHS ENDED
JUN-30-1996, NINE MONTHS ENDED SEP-30-1996 AND YEAR ENDED DEC-31-1996 WERE
$0.09, $0.17, $0.24 AND $0.32, RESPECTIVELY. DILUTED LOSS PER SHARE FROM
DISCONTINUED OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1996, SIX MONTHS
ENDED JUN-30-1996, NINE MONTHS ENDED SEP-30-1996 AND YEAR ENDED DEC-31-1996
WERE ($0.02), ($0.01), ($0.02) AND ($0.01), RESPECTIVELY.
<F8>ON DECEMBER 29, 1997, CHIRON CORPORATION COMPLETED THE SALE OF ITS OPHTHALMIC
BUSINESS UNIT, CHIRON VISION CORPORATION. THIS SCHEDULE FOR THE THREE MONTHS
ENDED MAR-31-1996, SIX MONTHS ENDED JUN-30-1996 AND NINE MONTHS ENDED
SEP-30-1996 HAS BEEN RESTATED TO REFLECT THE RESULTS OF CHIRON VISION
CORPORATION AS DISCONTINUED OPERATIONS.

